UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 18, 2008
(Date of earliest event reported)

CAVALIER HOMES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9792 (Commission File Number)	63-0949734 (IRS Employer Identification No.)

32 Wilson Boulevard 100 Addison, Alabama (Address of Principal Executive Offices)	35540 (Zip Code)

(256) 747-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 18, 2008, Cavalier Homes, Inc. (“we”, “us”, “our” or the “Company”) and certain of its subsidiaries and affiliates entered into a Limited Waiver of Financial Covenant (the “Waiver”) to the Amended and Restated Revolving Loan Agreement, as amended to date (the “Credit Facility”), with First Commercial Bank (“Lender”). Pursuant to the terms of the Waiver, the parties thereto agreed to a one-time waiver of the restriction on our ability to purchase our common stock so as to permit the repurchase of said shares in an aggregate principal amount not to exceed $2,000,000. The waiver is effective until April 15, 2009. This description of the Waiver is not intended to be complete and is qualified in its entirety by the complete text of the Waiver attached to this Form 8-K as Exhibit 10.1.

On November 24, 2008, we issued a press release announcing that our Board of Directors has authorized a repurchase of a portion of our common stock. The Board previously approved a share repurchase program in 1998, under which a total of 831,200 shares of common stock remain authorized for repurchase. The Board has authorized management to repurchase these previously authorized shares of common stock up to a total of $2 million. The Company will fund share repurchases with existing cash on hand. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 1.01 by reference.

Item 8.01                      Other Events.

On November 24, 2008, we issued a press release announcing that our Board of Directors has appointed Bobby Tesney President and Chief Executive Officer of the Company. In August, Tesney assumed these positions on an interim basis. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Mr. Tesney served as President and Chief Executive Officer of WinsLoew Furniture, Inc. from October 1994 until January 2002. From 1996 to 2002, WinsLoew Furniture, Inc. revenue increased to approximately $350 million. After Mr. Tesney’s retirement from WinsLoew Furniture, Inc., he served as Vice Chairman and Director of Brown Jordan International, Inc., the successor to WinsLoew Furniture, Inc., until October 2006.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Limited Waiver of Financial Covenant dated as of November 18, 2008 by and between us and First Commercial Bank.

99.1	Press Release dated November 24, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVALIER HOMES, INC. (Registrant)
Date: November 24, 2008	By:	/s/ Michael R. Murphy
Michael R. Murphy Chief Financial Officer

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